Exhibit 99.1

News Release	[CERIDIAN LOGO]

Tom Lindquist
Corporate Communications
952/853-6287

Craig Manson
Investor Relations
952/853-6022

CERIDIAN CORPORATION REPORTS THIRD QUARTER RESULTS

Economic Downturn Affects Third Quarter Results and 2001 Outlook

Record Order Levels Achieved in Human Resource Services

Investors are invited to listen to a teleconference to discuss the matters addressed in this press release, live via the Internet at 10:00 a.m. (EDT) on Wednesday, October 17, 2001. The webcast can be accessed through the investor relations section of Ceridian’s website at www.ceridian.com , or directly at http://www.ceridian.com/invest_audio.asp. A replay of the call will be available at the same address beginning at noon (EDT) on October 17.

Third Quarter 2001 Highlights:

•	EPS was $.14

•	Revenue totaled $280.9 million

•	Human Resource Services orders up 45 percent year-over-year

•	Debt reduced by $34.6 million

Guidance:

•	2001 EPS expectation is between $.54 and $.58, excluding non-operating items

•	2001 HRS revenue outlook lowered to be between $860 million to $865 million

•	2001 Comdata revenue outlook unchanged

MINNEAPOLIS, October 17, 2001 — Ceridian Corporation (NYSE: CEN) today reported third quarter 2001 net earnings of $20.6 million, or $.14 per diluted share of common stock, on revenue of $280.9 million. Comparable results for the third quarter 2000 were earnings from continuing operations of $20.3 million, or $.14 per diluted share of common stock, on revenue of $279.3 million. Net earnings for the third quarter 2000 of $35.5 million, or $.24 per diluted share of common stock, included $15.2 million of earnings from the discontinued operations of Arbitron.

Earnings from continuing operations for the nine months ended September 30, 2001, which included the impact of a litigation settlement announced in May 2001, were $26.7 million, or $.18 per diluted share of common stock, on revenue of $880.6 million. The litigation settlement reduced earnings in the nine month period by $30.9 million, or $.21 per share. Comparable results from continuing operations for the nine months ended September 30, 2000, were $45.2 million, or $.31 per diluted share of common stock, on revenue of $872.0 million. During the third quarter of 2001, debt was reduced from $296.1 million to $261.5 million, or $34.6 million.

“Our Comdata operation has continued its exceptional performance despite the difficult economic environment. Extremely high customer retention levels and strong performance in both merchant services and stored value card services more than offset weak year-over-year transaction volumes in the fueling business,” said Ronald L. Turner, chairman, president and chief executive officer of Ceridian. “However, the economic downturn has had a pronounced effect on the outlook for the remainder of the year in our Human Resource Services business. Operationally, results were positive in our HRS business. Orders were again at record levels in the quarter, up 45 percent compared to the same period last year. On a year-to-date basis, orders are up 27 percent. Other key operational metrics in our HRS business, including retention rates, cross-selling efforts, and customer satisfaction, showed strong gains and remained on our annual plan.”

“External factors continued to impact the stable operational performance of our HRS business,” Turner continued. “We are continuing to be affected by the growing number of layoffs occurring throughout the country and by customer-requested delays in installation of products and services. In addition, we are also being affected by lower interest rates and fluctuating exchange rates. The domestic and international economic downtown will temper our growth for the remainder of the year.”

“Also impacting our outlook in the HRS business are longer new customer installation periods,” added Turner. “On average, our new order mix has become more skewed toward larger employers who are purchasing multiple products and services. Larger customers take longer to install, and customers are increasingly asking us to delay the installation of add-on products, such as employee self-service and time tracking products, until after their payroll, tax filing and HRS information system is up and running. As a result, new revenue is coming on line more slowly than previously expected.”

“Based on these factors,” Turner concluded, “Ceridian expects 2001 earnings per share — excluding non-operating items — to be between $.54 and $.58 per share. Total revenue in 2001 for Human Resource Services is now expected to be in the vicinity of $860 million to $865 million. Comdata’s revenue expectation remains unchanged at $319 million to $320 million.”

Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and the United Kingdom. Ceridian is one of the top national human resources outsourcing companies in the United States, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and employee advisory programs. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this report that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian’s filings with the Securities and Exchange Commission, including those factors which are discussed in or incorporated by reference into Ceridian’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2000, which factors are also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

Schedule A

CONSOLIDATED STATEMENTS OF OPERATIONS	Ceridian Corporation

(Dollars in millions, except per share data)	and Subsidiaries

(Unaudited)

	For Periods Ended September 30,

	Current Quarter		Year to Date

	2001	2000	2001	2000

Revenue	$280.9	$279.3	$880.6	$872.0

Costs and Expenses

Cost of revenue	141.0	135.4	428.9	424.8

Selling, general and administrative	92.2	84.3	302.3	267.9

Research and development	14.0	15.8	45.1	46.1

Other expense (income)	(1.9)	0.8	48.2	32.2

Total costs and expenses	245.3	236.3	824.5	771.0

Earnings before interest and taxes	35.6	43.0	56.1	101.0

Interest income	2.5	1.0	6.0	2.8

Interest expense	(3.5)	(10.4)	(16.5)	(29.9)

Earnings before income taxes	34.6	33.6	45.6	73.9

Income tax provision	14.0	13.3	18.9	28.7

Earnings from continuing operations	20.6	20.3	26.7	45.2

Discontinued operations	—	15.2	5.2	38.4

Net earnings	$20.6	$35.5	$31.9	$83.6

Basic earnings per share

Continuing operations	$0.14	$0.14	$0.18	$0.31

Net earnings	$0.14	$0.24	$0.22	$0.58

Diluted earnings per share

Continuing operations	$0.14	$0.14	$0.18	$0.31

Net earnings	$0.14	$0.24	$0.22	$0.57

Shares used in calculations (in thousands)

Weighted average shares (basic)	146,149	145,380	145,966	145,073

Dilutive securities	3,207	2,150	2,460	1,399
Weighted average shares (diluted)	149,356	147,530	148,426	146,472

Schedule B

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)	Ceridian Corporation and Subsidiaries
(Dollars in millions)

	September 30	December 31,
	2001	2000

Cash and equivalents	$92.1	$118.5

Trade receivables	450.6	438.3

Other receivables	21.8	22.6

Net assets of discontinued operations	—	28.2

Other assets	1,496.3	1,480.4

Total assets before client funds	2,060.8	2,088.0

Payroll and tax filing client funds	2,388.2	2,945.0

Total assets	$4,449.0	$5,033.0

Debt	$261.5	$500.6

Drafts and customer funds payable	198.4	172.1

Other liabilities	438.8	479.1

Total liabilities before client obligations	898.7	1,151.8

Payroll and tax filing client obligations	2,388.2	2,945.0

Total liabilities	3,286.9	4,096.8

Stockholders’ equity	1,162.1	936.2

Total liabilities and stockholders’ equity	$4,449.0	$5,033.0

Schedule C

Ceridian Corporation and Subsidiaries
Revenue Comparisons
Actual
($M)

	Third Quarter		Nine Months YTD

	2001	2000	2001	2000

Human Resource Services	$202.3	$204.3	$648.4	$646.3

Comdata Corporation	78.6	75.0	232.2	225.7

Total	$280.9	$279.3	$880.6	$872.0

Ceridian Corporation and Subsidiaries
Earnings Before Interest and Tax Comparisons
Actual
($M)

	Third Quarter		Nine Months YTD

	2001	2000	2001	2000

Human Resource Services	$8.5	$20.5	$36.4	$37.8

Comdata Corporation	25.2	22.5	5.5	54.1

Other	1.9	—	14.2	9.1

Total	$35.6	$43.0	$56.1	$101.0